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                                                                    EXHIBIT 23-1
                                                                    ------------



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-60167 and 333-44137 on Form S-3 of Tera Computer Company (a development stage company) of our report dated January 21, 1998, November 13, 1998 as to the effects of the matters discussed in Note 13 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 13), included in the Annual Report on Form 10-K/A of Tera Computer Company for the year ended December 31, 1997.




/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
November 18, 1998